Exhibit 25.3

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK TRUST NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

41-1973763

I.R.S. Employer Identification No.

300 Delaware Avenue, 8th Floor Wilmington, DE	19809
(Address of principal executive offices)	(Zip Code)

Caroline Lee

U.S. Bank Trust National Association

100 Wall Street, Suite 1600

New York, NY 10005

212-951-8504

(Name, address and telephone number of agent for service)

UBS AG

(Issuer with respect to the Securities)

Switzerland	98-0186363
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 45, CH-8001 Zurich, Switzerland and Aeschenvorstadt 1, CH-4051 Basel, Switzerland
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.***

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers. ***

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2017 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.4 to registration statement on form S-3ASR, Registration Number 333-202902 filed on March 20, 2015.
**	Incorporated by reference to Exhibit 25.4 to registration statement on form S-3ASR, Registration Number 333-202902 filed on March 20, 2015.
***	Incorporated by reference to Exhibit 25 to registration statement on form S-3ASR, Registration Number 333-224017 filed on March 29, 2018.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 5th day of June, 2018.

By:	/s/ Caroline H. Lee
Caroline H. Lee
Assistant Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK TRUST NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: June 5, 2018

By:	/s/ Caroline H. Lee
Caroline H. Lee
Assistant Vice President

Exhibit 7

U.S. Bank Trust National Association

Statement of Financial Condition

As of 12/31/2017

($000’s)

12/31/2017
Assets
Cash and Balances Due From Depository Institutions	$578,911
Securities	0
Federal Funds	0
Loans & Lease Financing Receivables	0
Fixed Assets	0
Intangible Assets	16,294
Other Assets	17,258

Total Assets	$612,463

Liabilities
Deposits	$0
Fed Funds	0
Treasury Demand Notes	0
Trading Liabilities	0
Other Borrowed Money	0
Acceptances	0
Subordinated Notes and Debentures	0
Other Liabilities	13,573

Total Liabilities	$13,573

Equity
Common and Preferred Stock	1,000
Surplus	466,570
Undivided Profits	131,320
Minority Interest in Subsidiaries	0

Total Equity Capital	$598,890

Total Liabilities and Equity Capital	$612,463

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